Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

APPLIED OPTOELECTRONICS, INC.

Table 1: Newly Registered Securities and Carried Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Primary Offering of Securities:
Fees to Be Paid	Equity	Common Shares, $0.001 par value	456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to be Paid	Equity	Preferred Stock, $0.001 par value	456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to Be Paid	Other	Warrants	456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)

Fees to Be Paid	Other	Units	456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1) Any securities registered may be sold separately, together or in units with other securities registered hereunder. Separated consideration may or may not be received for any securities issued upon the conversion, redemption, exchange, exercise or settlement of any securities registered hereunder.

(2) There is to be registered hereunder such indeterminate number or amount of securities of each identified class as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

(3) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all registration fees. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.